As filed with the Securities and Exchange Commission on  October 2, 1998
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                   ----------

                       CITADEL COMMUNICATIONS CORPORATION
               (Exact name of issuer as specified in its charter)

                  Nevada                                      86-0748219
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                      Identification Number)

            140 South Ash Avenue
                Tempe, Arizona                                   85281
(Address of principal executive offices)                       (Zip Code)

         Citadel Communications Corporation 1996 Equity Incentive Plan and Individual Stock Option Agreements with employees and consultants, each of which constitutes an employee benefit plan within the meaning of Rule 405 under the Securities Act.
                              (full title of plan)

                               Lawrence R. Wilson
                      President and Chief Executive Officer
                              140 South Ash Avenue
                              Tempe, Arizona 85281
                     (Name and address of agent for service)

                                 (602) 731-5222
          (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
==============================================================================================================================
       Title of                                      Proposed maximum          Proposed maximum
     Securities to           Amount to be             offering price               aggregate                Amount of
     be registered            registered               per share (1)          offering price (1)      registration fee (1)
------------------------------------------------------------------------------------------------------------------------------
     Common Stock            3,045,948
    $.001 par value            Shares                 $.97 to $20.03            $16,529,603.49               $4,877


==============================================================================================================================

(1) Calculated in accordance with Rule 457(h) on the basis of the exercise prices of options granted as follows: 616,464 shares ($.97); 74,118 shares ($1.64); 713,796 shares ($1.79); 30,000 shares ($4.00); 1,148,055 shares
     ($5.72); 67,500 shares ($10.00); 189,000 shares ($16.00); and, with respect to 207,015 shares not subject to options granted, in accordance with Rule 457(c) on the basis of the average of the high and low sales prices of the Company's Common Stock on October 1, 1998.

                             INTRODUCTORY STATEMENT


         This Registration Statement on Form S-8 is being filed to register 3,045,948 shares of Common Stock, par value $.001 per share (the "Common Stock"), of Citadel Communications Corporation (the "Company"), for issuance upon the exercise of options granted or to be granted under the Company's 1996 Equity Incentive Plan and other options granted to employees of, and consultants to, the Company.

         Pursuant to Rule 428(b)(1), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 will be sent or given to employees, as specified in such Rule, in the form of a prospectus that meets the requirements of Section 10(a) of the Securities Act. In accordance with the note which precedes the instructions to
Part I of Form S-8, the documents containing the information specified in Part I of Form S-8 have not been filed with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference: (1) the Company's prospectus dated June 30, 1998 filed on July 1, 1998 pursuant to Rule 424(b)(4) under the Securities Act; (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998; and (3) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A under
Section 12 of the Exchange Act, dated June 23, 1998 and as amended on June 30, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  EXPERTS.

         Certain legal matters with respect to the validity of the shares of common stock offered hereby will be passed upon for the Company by Lionel Sawyer & Collins, Las Vegas, Nevada.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.7502 of the Nevada General Corporation Law (the "NGCL") empowers a corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

         Section 78.7502 of the NGCL also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless, and only to the extent that, the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 78.7502 of the NGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and that indemnification provided for by Section
78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, except that such indemnification may not be made to any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, unless a court of competent jurisdiction orders otherwise, utilizing the standard described in the immediately preceding paragraph.

         The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of the offices and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation; these provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under any contract or otherwise by law.

         Any indemnification referred to above, unless ordered by a court or paid as incurred in advance of final disposition upon receipt of a proper undertaking to repay the same, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The Company's Amended and Restated Certificate of Incorporation provides as follows:

                  To the full extent permitted by law, the Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as director at the request of the Corporation or any predecessor of the Corporation.

         The Company's Bylaws further implement the permissive provisions of
Section 78.751 of the NGCL discussed above.

         As permitted by Section 78.037 of the NGCL, the Company's Amended and Restated Certificate of Incorporation provides as follows:

                  To the full extent permitted by the General Corporation Law of the State of Nevada in effect from time to time and to no greater extent, no officer or member of the Board of Directors shall be liable for monetary damages for breach of fiduciary duty in his or her capacity as an officer or a director in any action brought by or on behalf of the Corporation or any of its shareholders.

                  Section 78.037 currently provides that any such provision of a corporation's articles of incorporation may not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the NGCL.

                  The Company maintains insurance to protect persons entitled to indemnification pursuant to its Amended and Restated Certificate of Incorporation and Bylaws and the NGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the NGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

4.1 Indenture dated as of July 1, 1997 among Citadel Broadcasting Company, Citadel License, Inc. and The Bank of New York, as Trustee, with the forms of 10 1/4% Senior Subordinated Notes due 2007 and 10 1/4% Series B Senior Subordinated Notes due 2007 included therein (incorporated by reference to Exhibit 4.1 to Citadel Broadcasting Company's Registration Statement No. 333-36771 on Form S-4).

4.2 Indenture dated as of July 1, 1997 among Citadel Broadcasting Company, Citadel License, Inc. and The Bank of New York, as Trustee, with the forms of 13 1/4% Exchange Debentures due 2009 and 13 1/4% Series B Exchange Debentures due 2009 included therein (incorporated by reference to Exhibit 4.2 to Citadel Broadcasting Company's Registration Statement No. 333-36771 on Form S-4).

4.3 Amendment to Certificate of the Designations, Voting Powers Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of the 13 1/4% Series A Exchangeable Preferred Stock and the 13 1/4% Series B Exchangeable Preferred Stock of Citadel Broadcasting Company (incorporated by reference to Exhibit 3(i)(b) to Citadel Broadcasting Company's Registration Statement No. 333-36771 on From S-4).

4.4 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

4.5 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

5        Opinion of Lionel Sawyer & Collins (including consent).

23.1 Consent of Lionel Sawyer & Collins (including in its opinion filed herewith as Exhibit 5).

23.2     Consent of KPMG Peat Marwick LLP.

23.3     Consent of KPMG Peat Marwick LLP.

23.4     Consent of KPMG Peat Marwick LLP.

23.5     Consent of Deliotte & Touche LLP.

23.6     Consent of Erwin & Company.

23.7     Consent of Balukoff, Lindstrom & Co., P.A.

24.      Power of Attorney (included on signature page).

99.1 Citadel Communications Corporation 1996 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 to Citadel Broadcasting Company's Registration statement No. 333-36771 on Form S-4).

99.2. Citadel Communications Corporation Nonqualified Stock Option Agreement made and entered into as of June 28, 1996 between the Company and Lawrence R. Wilson (incorporated by reference to Exhibit 10.3 to Citadel Broadcasting Company's Registration Statement No. 333-36771 on Form S-4).

99.3 Form of Citadel Communications Corporation Stock Option Agreement for grants effective as of December 21, 1994 (incorporated by reference to Exhibit 10.4 to Citadel Broadcasting Company's Registration Statement No. 333-36771 on Form S-4).

99.4 Form of Citadel Communications Corporation Stock Option Agreement for grants effective as of February 21, 1994 (incorporated by reference to Exhibit 10.5 to Citadel Broadcasting Company's Registration Statement No. 333-36771 on Form S-4).

99.5 Deschutes Option Exchange Agreement dated as of December 31, 1996 by and between the Company and Edward T. Hardy (incorporated by reference to Exhibit 10.24 to Citadel Broadcasting Company's Amendment No. 1 to Registration
         Statement No. 333-36771 on Form S-4).

99.6 Deschutes Option Exchange Agreement dated as of December 31, 1996 by and between the Company and Edward T. Hardy (incorporated by reference to Exhibit

         10.25 to Citadel Broadcasting Company's Amendment No. 1 to Registration Statement No. 333-36771 on Form S-4).

99.7 Deschutes Option Exchange Agreement dated as of December 31, 1996 by and between the Company and Charles V. Chackel.

99.8 Form of Citadel Communications Corporation Stock Option Agreement for grants effective as of January 1, 1996 (incorporated by reference to Exhibit 10.26 to Citadel Broadcasting Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

99.9 Option Agreement dated as of November 25, 1997 by and between the Company and Patricia Diaz Dennis.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints Lawrence R. Wilson and Donna L. Heffner and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to al intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by venture hereof.


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on October 2, 1998.


                                      CITADEL COMMUNICATIONS CORPORATION


                                      By: /s/ LAWRENCE R. WILSON
                                         ---------------------------------------
                                          Lawrence R. Wilson
                                          Chairman of the Board, Chief Executive
                                            Officer and President

                  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                  Signature                                  Title                              Date
                  ---------                                  -----                              ----
/s/ LAWRENCE R. WILSON                           Chairman of the Board, Chief               October 2, 1998
-------------------------------------            Executive Officer and
Lawrence R. Wilson                               President (Principal Executive
                                                 Officer)



/s/ DONNA L. HEFFNER                             Vice President and Chief                   October 2, 1998
-------------------------------------            Financial Officer (Principal
Donna L. Heffner                                 Financial and Accounting Officer)



/s/ PATRICIA DIAZ DENNIS                         Director                                   October 2, 1998
-------------------------------------
Patricia Diaz Dennis



/s/ SCOTT E. SMITH                               Director                                   October 2, 1998
-------------------------------------
Scott E. Smith



/s/ TED L. SNIDER, SR.                           Director                                   October 2, 1998
-------------------------------------
Ted L. Snider, Sr.



/s/ JOHN E. VON SCHLEGELL                        Director                                   October 2, 1998
------------------------------------
John E. Von Schlegell

                       CITADEL COMMUNICATIONS CORPORATION

                                  EXHIBIT INDEX

4.1 Indenture dated as of July 1, 1997 among Citadel Broadcasting Company, Citadel License, Inc. and The Bank of New York, as Trustee, with the forms of 10 1/4% Senior Subordinated Notes due 2007 and 10 1/4% Series B Senior Subordinated Notes due 2007 included therein (incorporated by reference to Exhibit 4.1 to Citadel Broadcasting Company's Registration Statement No. 333-36771 on Form S-4).

4.2 Indenture dated as of July 1, 1997 among Citadel Broadcasting Company, Citadel License, Inc. and The Bank of New York, as Trustee, with the forms of 13 1/4% Exchange Debentures due 2009 and 13 1/4% Series B Exchange Debentures due 2009 included therein (incorporated by reference to Exhibit 4.2 to Citadel Broadcasting Company's Registration Statement No. 333-36771 on Form S-4).

4.3 Amendment to Certificate of the Designations, Voting Powers Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of the 13 1/4% Series A Exchangeable Preferred Stock and the 13 1/4% Series B Exchangeable Preferred Stock of Citadel Broadcasting Company (incorporated by reference to Exhibit 3(i)(b) to Citadel Broadcasting Company's Registration Statement No. 333-36771 on From S-4).

4.4 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

4.5 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

5        Opinion of Lionel Sawyer & Collins (including consent).

23.1 Consent of Lionel Sawyer & Collins (including in its opinion filed herewith as Exhibit 5).

23.2     Consent of KPMG Peat Marwick LLP.

23.3     Consent of KPMG Peat Marwick LLP.

23.4     Consent of KPMG Peat Marwick LLP.

23.5     Consent of Deliotte & Touche LLP.

23.6     Consent of Erwin & Company.

23.7     Consent of Balukoff, Lindstrom & Co., P.A.

24.      Power of Attorney (included on signature page).

99.1 Citadel Communications Corporation 1996 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 to Citadel Broadcasting Company's Registration statement No.
         333-36771 on Form S-4).

99.2. Citadel Communications Corporation Nonqualified Stock Option Agreement made and entered into as of June 28, 1996 between the Company and Lawrence R. Wilson (incorporated by reference to Exhibit 10.3 to Citadel Broadcasting Company's Registration Statement No. 333- 36771 on Form S-4).

99.3 Form of Citadel Communications Corporation Stock Option Agreement for grants effective as of December 21, 1994 (incorporated by reference to Exhibit 10.4 to Citadel Broadcasting Company's Registration Statement No. 333-36771 on Form S-4).

99.4 Form of Citadel Communications Corporation Stock Option Agreement for grants effective as of February 21, 1994 (incorporated by reference to Exhibit 10.5 to Citadel Broadcasting Company's Registration Statement No. 333-36771 on Form S-4).

99.5 Deschutes Option Exchange Agreement dated as of December 31, 1996 by and between the Company and Edward T. Hardy (incorporated by reference to Exhibit 10.24 to Citadel Broadcasting Company's Amendment No. 1 to Registration Statement No. 333-36771 on Form S-4).

99.6 Deschutes Option Exchange Agreement dated as of December 31, 1996 by and between the Company and Edward T. Hardy (incorporated by reference to Exhibit 10.25 to Citadel Broadcasting Company's Amendment No. 1 to Registration Statement No. 333-36771 on Form S-4).

99.7 Deschutes Option Exchange Agreement dated as of December 31, 1996 by and between the Company and Charles V. Chackel.

99.8 Form of Citadel Communications Corporation Stock Option Agreement for grants effective as of January 1, 1996 (incorporated by reference to Exhibit 10.26 to Citadel Broadcasting Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

99.9 Option Agreement dated as of November 25, 1997 by and between the Company and Patricia Diaz Dennis.